May 15, 2008

Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549


Re: Authorization to Sign Rule 16 Forms

I am a Vice Chairman of General Electric Company ("GE") and, until further written notice, I hereby individually authorize Michael R. McAlevey (GE's Vice President and Chief Corporate, Securities & Finance Counsel), Elizabeth Nemeth (GE's Corporate and Securities Counsel), Christoph Pereira (GE's Corporate and Securities Counsel), and Eliza W. Fraser (GE's Associate Corporate Counsel) to sign on my behalf any Form 4, Form 5, or reloted form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of General Electric Company securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.


/John G. Rice
John G. Rice


STATE OF Georgia)
ss
COUNTY OF Cobb)


Subscribed and sworn to before me on this the 15th of May, 2008.

s/Judy A. Zayler
Name: Judy A. Zayler
Notary Public
My commission expires August 15, 2011